EXHIBIT 23.3



                      CONSENT OF INDEPENDENT AUDITORS



 We consent to the incorporation by reference in the Registration Statements Form S-8 No. 33-61610, Form S-8 No. 33-87950, and Form S-8 No. 333-21413 of
 Sunbeam Corporation of our report dated February 18, 1998, with respect to the consolidated financial statements and schedule of CLN Holdings, Inc. incorporated by reference in Sunbeam Corporation's Current Report (Form 8-K/A-1) dated March 30, 1998, filed with the Securities and Exchange Commission.



                               ERNST & YOUNG LLP



 Wichita, Kansas
 May 7, 1998